SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 28, 2007

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2007, the registrant, Cubist Pharmaceuticals, Inc. (“Cubist” or the “Company”), announced the appointment of Robert J. Perez, MBA, currently Cubist’s SVP Commercial Operations, to the new position of Executive Vice President, Chief Operating Officer.  Mr. Perez, aged 43, has led the commercial team at Cubist since July of 2004, after joining the Company in 2003 to establish a Sales and Marketing organization for the launch of CUBICIN® (daptomycin for injection) in the U.S.  Prior to joining Cubist, he served as Vice President of Biogen, Inc.’s CNS Business Unit where he was responsible for leading the U.S. neurology franchise.

On the same day, Cubist announced that effective August 28, 2007, Gordon L. Archer, M.D. has resigned from Cubist’s Board of Directors to assume the role of head of the Company’s newly-formed Scientific Advisory Board.

Also on August 28, 2007, Cubist announced that Oliver Fetzer, PhD, Senior Vice President, Corporate Development, Research and Development will be leaving Cubist.  Dr. Fetzer’s departure will be effective September 14, 2007.

A copy of the press release announcing the three events described above has been filed as an exhibit to this Current Report on Form 8-K, attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Press release dated August 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre
Senior Vice President, General Counsel
and Secretary

Dated: August 30, 2007